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                                                                      EXHIBIT 21
                            SUBSIDIARIES OF THE COMPANY

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NAME OF COMPANY          STATE OF INCORPORATION
---------------          ----------------------
1.   Echosphere Corporation                            Colorado
2.   Dish Installation Network Corporation             Colorado
3.   EchoStar Technologies Corporation                 Texas
4.   HT Ventures, Inc.                                 Colorado
5.   EchoStar International Corporation                Colorado
6.   Satellite Source, Inc.                            Colorado
7.   EchoStar Satellite Corporation                    Colorado
8.   Houston Tracker Systems, Inc.                     Colorado
9.   EchoStar North America Corporation                Colorado
10.  Sky Vista Corporation                             Colorado
11.  EchoStar Indonesia, Inc.                          Colorado
12.  EchoStar Satellite Broadcasting Corporation       Colorado
13.  Dish, Ltd.                                        Nevada
14.  DirectSat Corporation                             Delaware
15.  Echo Acceptance Corporation                       Colorado

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